Exhibit 99.6

AGGREGATE SCHEDULE OF PRINCIPAL AND INTEREST DISTRIBUTIONS TO NOTEHOLDERS

Class	Interest	Principal	Ending Balance
Note	7,880,205.51	23,643,737.52	283,356,262.48